Exhibit 99.1
New York: 55 Broadway- Suite 3002 * New York, NY 10006 * Ph: (212) 227-0075 * Fax: (212) 227-5434
For further information, contact:
Hanover Capital Mortgage Holdings, Inc.
John A. Burchett, CEO, Irma N. Tavares, COO, or Harold McElraft, CFO
732-548-0101
HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES
DIVIDEND TAX INFORMATION FOR 2005
     Edison, New Jersey, February 3, 2006 - Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) announced information about the classification of dividends for tax reporting purposes for the year 2005.
The table below provides tax information for each of Hanover’s common stock dividends for 2005.
Common Stock (AMEX: HCM) (CUSIP 410761100)

		Per Share Amounts
			Long term
		Ordinary	Capital	Return of
Dividend Record Date	Dividend Payable Date	Dividends	Gains	Capital	Total

May 27, 2005	June 6, 2005	$0.1792947	0.0707099	0.0499954	0.3000000
August 22, 2005	September 2, 2005	0.1792947	0.0707099	0.0499954	0.3000000
November 23, 2005	December 5, 2005	0.1494122	0.0589249	0.0416629	0.2500000
December 31, 2005	January 17, 2006	0.1494122	0.0589249	0.0416629	0.2500000

Total for 2005		$0.6574138	0.2592696	0.1833166	1.1000000

The dividend paid on January 17, 2006, is considered 2005 income to recipients.
No “Qualifying Dividends” included in distributions.
No special designations for Long-term Capital Gains.
For shareholders that are corporations, Hanover’s dividends are not generally eligible for the corporate dividends-received deduction. No portion of Hanover’s 2005 common stock dividends consisted of “excess inclusion” income subject to the specialized tax reporting and other rules applicable to such income.
Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT staffed by seasoned mortgage capital markets professionals. HCM invests in mortgage-backed securities and mortgage loans and engages in non-interest income-generating activities through its subsidiary Hanover Capital Partners 2, Ltd. doing business as Hanover Capital Partners and HanoverTrade. Hanover Capital Partners provides consulting and outsourcing services for third parties, including loan sale advisory services, loan file due diligence reviews, staffing solutions and mortgage assignment and collateral rectification services. HanoverTrade provides loan sale advisory and traditional loan brokerage services, technology solutions and valuation services. HanoverTrade also brokers loan pools, mortgage servicing rights and other similar assets through an Internet-based exchange. For information, visit HCM’s Web site at www.hanovercapitalholdings.com.
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Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. HCM is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, to differ materially from future results, performance or achievements. The forward-looking statements are based on HCM’s current belief, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties that are described in Item 1 of HCM’s Annual Report on Form 10-K for the year ended December 31, 2004 and in other securities filings by HCM. HCM’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and HCM undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, subsequent events or circumstances or otherwise, unless otherwise required by law.
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